UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2017 TransMontaigne Partners L.P. (“TLP”) entered into a Right of First Offer Agreement (the “ROFO Agreement”) with Pike West Coast Holdings, LLC (“Pike”), a subsidiary of ArcLight Energy Partners Fund VI, L.P. (“ArcLight”).  Pike owns 100% of the outstanding membership interests (the “Membership Interests”) of SeaPort Pipeline Holdings, LLC (“SPH”).  TLP is controlled by its general partner, TransMontaigne GP L.L.C., which is a wholly-owned indirect subsidiary of ArcLight.

Previously, on September 1, 2017, SPH and ARCO Midcon LLC, an affiliate of BP Pipelines (North America) Inc. (“BP”), entered into a Securities Purchase Agreement whereby SPH purchased a 30% interest in Olympic Pipe Line Company LLC from BP.  The Olympic Pipeline is a regulated interstate refined products pipeline system that spans approximately 400 miles across the states of Washington and Oregon.

Pursuant to the ROFO Agreement and in exchange for $100 and other good and valuable consideration, Pike granted TLP a right of first offer to acquire the Membership Interests.   In the event that Pike intends to sell, assign, transfer or convey, by merger, consolidation or otherwise, all or any portion of the Membership Interests to any third party, then Pike shall give written notice thereof to TLP. For a period of 30 days after delivery of such notice to TLP, TLP shall have the right, but not the obligation, to submit a written offer to purchase the subject Membership Interests.  In the event that Pike elects to accept TLP’s purchase offer, then Pike shall be bound to transfer to TLP, and TLP shall be bound to purchase from Pike, the subject Membership Interests on the terms and conditions set forth in TLP’s offer notice, with such modifications as may be mutually agreed upon by TLP and Pike.  In the event that either (i) an offer is made and Pike rejects such offer or (ii) no offer is made by TLP within the 30-day period, then for a 120-day period after the date on which Pike rejects the TLP offer or the first date after the last day on which TLP was permitted to make an offer, as applicable, Pike may solicit an offer to purchase the subject Membership Interests from one or more third parties as Pike may determine in its discretion, subject to the terms and conditions in the ROFO Agreement.

TLP’s rights under the ROFO Agreement shall expire on September 3, 2021.  In addition, Pike shall have the right, but not the obligation, to terminate the ROFO Agreement upon written notice to TLP at any time after TLP ceases to be controlled by ArcLight.

The description of the ROFO Agreement does not purport to be complete and is qualified in its entirety by reference to the ROFO Agreement filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                            Exhibits.

Exhibit No.	Description of Exhibit
10.1	Right of First Offer Agreement dated as of September 12, 2017, by and between Pike West Coast Holdings, LLC and TransMontaigne Partners L.P.

Exhibit No.	Description of Exhibit
10.1	Right of First Offer Agreement dated as of September 12, 2017, by and between Pike West Coast Holdings, LLC and TransMontaigne Partners L.P.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: September 15, 2017	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel and Secretary